GAMING AND LEISURE PROPERTIES, INC. REPORTS FOURTH QUARTER 2020 RESULTS

WYOMISSING, PA — February 18, 2021 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the quarter ended December 31, 2020.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "We ended 2020 with strong fourth quarter results and 2021 started with growing momentum, highlighting our proactive measures to creatively collaborate with our tenants throughout the year while further positioning GLPI as the REIT of choice for leading U.S. gaming operators. Reflecting the innovation of our team and the strong support and partnerships we've established with tenants, we collected all rents that were due in 2020.

“During the fourth quarter, we continued to successfully and aggressively execute on our long-term strategy to thoughtfully grow rental cash flows, diversify our tenant base and prudently fund our ongoing growth, expansion and dividend increases. Early in the quarter we completed the acquisition from Penn National of the land underlying the gaming facility now being constructed in Morgantown, Pennsylvania in exchange for $30.0 million in rent credits. This land is being leased to Penn National for $3.0 million of annual cash rent with contractual escalators once the property opens, which is expected in the second half of 2021. Later in October, we entered into a series of agreements pursuant to which a subsidiary of Bally's Corporation will acquire the equity interests in the Caesars operating subsidiary for Tropicana Evansville and the Company will reacquire the real property assets of Tropicana Evansville from Caesars for approximately $340.0 million. We also entered into a real estate purchase agreement with Bally's to purchase the real estate underlying Dover Downs Hotel & Casino, located in Dover, Delaware for approximately $144.0 million. At the time both transactions close, which we expect to occur later this year, Tropicana Evansville and Dover Downs Hotel & Casino will be added to a new master lease with Bally's with annual rent of approximately $40.0 million. We issued 9.2 million shares of common stock in November to prefund these transaction opportunities and for working capital and general corporate purposes, resulting in net proceeds of approximately $320.6 million. Then, in December, we entered into sale and lease transactions for our TRS operations in Baton Rouge and Perryville, which will result in sale proceeds of approximately $59.3 million and initial aggregate annual rent of approximately $29.2 million, inclusive of our current rent from the DraftKings Casino Queen property.

"These transactions were followed by the completion of an Exchange Agreement with Caesars whereby the real estate assets of Isle Casino Hotel, Waterloo and Isle Casino Hotel Bettendorf were transferred to GLPI in exchange for the Tropicana Evansville real estate, plus a cash payment of $5.7 million and an annual rent increase of approximately $520,000. We are delighted to expand our relationship with current tenants Caesars Entertainment and Penn National as well as with Casino Queen, whose new master lease will also include our current DraftKings at Casino Queen property in East St. Louis and to add Bally's Corporation to our tenant roster of leading operators which also includes Boyd Gaming.

“Our strong fourth quarter and full year 2020 results reflect GLPI’s focus on our core business, our deep, long-term knowledge of the gaming sector, and our ability to position the Company for growth through the active management of all aspects of our business and capital structure. We remain committed to building and supporting relationships with the industry’s leading gaming operators, all of whom have fortified their balance sheets with capital and enhanced their operating models as a result of cost and other efficiencies. Our tenants' strength, combined with the sector's only investment-grade balance sheet, position GLPI to consistently grow its cash flows and build value for shareholders in 2021 and beyond. Finally, we intend to resume to all cash dividends this year.”

Recent Developments

•As of December 31, 2020, all of our tenants were current with respect to their rental obligations, inclusive of $4.6 million in rent collected during the fourth quarter from Casino Queen which was deferred earlier in 2020. We collected all rent that was due in 2020.

•As of February 18, 2021, 47 of our 48 properties, (including those we own and operate in our taxable REIT subsidiaries) are open with safety protocols and capacity constraints.

•On December 18, 2020, the transaction contemplated by the previously announced Exchange Agreement with subsidiaries of Caesars Entertainment Corporation (NASDAQ: CZR) ("Caesars") closed whereby, the real estate assets of Isle Casino Hotel, Waterloo ("Waterloo") and the Isle Casino Hotel, Bettendorf ("Bettendorf") were transferred to GLPI in exchange for the transfer to Caesars of the real property assets of Tropicana Evansville, plus a cash payment of $5.7 million. The rent under the Caesars Amended and Restated Master Lease, to which Waterloo and Bettendorf were added, was increased by approximately $520,000 annually. This transaction resulted in a non-cash gain of $41.4 million, which has been excluded from FFO and AFFO (each defined below), that represented the excess of the fair value of the assets received over the carrying value of the assets transferred plus the cash payment made to Caesars.

•On December 15, 2020, the Company entered into a definitive agreement to sell the operations of Hollywood Casino Baton Rouge ("HCBR") to Casino Queen for $28.2 million. GLPI will continue to own the real estate and will enter into an amended master lease with Casino Queen, which will include both their current DraftKings at Casino Queen property in East St. Louis and the HCBR facility, for annual cash rent of $21.4 million with a new initial term of 15 years and four 5-year extensions. This rental amount will be increased annually by 0.5% for the first six years. Beginning with the seventh lease year through the remainder of the lease term, if the Consumer Price Index ("CPI") increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI increase is less than 0.25% then rent will remain unchanged for such lease year. GLPI will complete the previously announced landside development project at HCBR and the rent under the master lease will be adjusted upon completion to reflect a yield of 8.25% on our project costs. GLPI will also have a right of first refusal with Casino Queen for other sale leaseback transactions for up to an incremental $50 million of rent over the next 2 years. Finally, upon the closing of the transaction, which is subject to regulatory approvals and customary closing conditions, GLPI will receive a one-time cash payment of $4 million in satisfaction of the outstanding loan to Casino Queen.

•On December 15, 2020, the Company announced that Penn National Gaming, Inc. (NASDAQ: PENN) ("Penn") exercised its option to acquire the operations of Hollywood Casino Perryville for $31.1 million in cash. GLPI will enter into a new lease with Penn with an initial term of 20 years, with three 5-year renewal options, for the real estate assets associated with the property for an initial annual cash rent of $7.77 million, $5.83 million of which will be subject to escalation provisions beginning in the second lease year through the fourth lease year and shall increase by 1.50% and then to 1.25% for the remaining lease term. The escalation provisions beginning in the fifth lease year are subject to CPI being at least 0.5% for the preceding lease year.
•Since re-opening in May and June, respectively, HCBR and Hollywood Casino Perryville, the gaming properties GLPI owns and operates in its taxable REIT subsidiary, have generated strong financial results. Total fourth quarter net revenues and adjusted EBITDA from these properties exceeded prior-year levels by $1.3 million and $2.4 million, respectively.

•On October 27, 2020, the Company entered into a series of definitive agreements pursuant to which a subsidiary of Bally's Corporation (NYSE: BALY) ("Bally's") will acquire 100% of the equity interests in the Caesars subsidiary that currently operates Tropicana Evansville and the Company will reacquire the real property assets of Tropicana Evansville from Caesars for a cash purchase price of approximately $340.0 million. The Company also entered into a real estate purchase agreement with Bally's pursuant to which it will purchase the real estate assets of the Dover Downs Hotel & Casino, located in Dover, Delaware, which is currently owned and operated by Bally's, for a cash purchase price of approximately $144.0 million. At the close of these transactions, which are expected to occur in mid-2021 subject to regulatory approvals, the Tropicana Evansville and Dover Downs Hotel & Casino facilities will be added to a new master lease between GLPI and Bally's (the “Bally's Master Lease”). The Company anticipates that the Bally's Master Lease will have an initial term of 15 years, with no purchase option, followed by four five-year renewal options (exercisable by Bally's) on the same terms and conditions. Rent under the Bally's Master Lease will be $40.0 million annually and is subject to an annual escalator of up to 2% determined in relation to the annual increase in the CPI.

•On October 1, 2020, the Company completed the acquisition from Penn of the land underlying its gaming facility under construction in Morgantown, Pennsylvania in exchange for $30.0 million in rent credits. The Morgantown land is being leased back to Penn for $3.0 million of annual cash rent, provided, however, that (i) on the opening date and on each anniversary thereafter the rent shall be increased by 1.5% annually (on a prorated basis for the remainder of the lease year in which the gaming facility opens) for each of the following three lease years and (ii) commencing on the fourth anniversary of the opening date and for each anniversary thereafter, (a) if the CPI increase is at least 0.5% for any lease year, the rent for such lease year shall increase by 1.25% of rent as of the immediately preceding lease year, and (b) if the CPI increase is less than 0.5% for such lease year, then the rent shall not increase for such lease year. Penn also exercised the next scheduled five-year renewal options under each of its two master leases with the Company.

•In light of nationwide casino closures in 2020, the Company did not achieve any rent escalators during the year. The Company's leases contain variable rent which is reset on varying schedules depending on the lease. In the aggregate, the portion of cash rents that are variable represented approximately 15% of GLPI's 2020 full year cash rental income. Of that 15% variable rent, approximately 29% resets every five years which is associated with the Penn Master Lease and the Casino Queen lease, 41% resets every two years and 30% resets monthly which is associated with the Penn Master Lease (of which approximately 51% is subject to a floor or $22.9 million annually for Hollywood Casino Toledo). Results for the three-month period ended December 31, 2020 benefited from the collection of prior quarters' deferred rent at Casino Queen of $4.6 million.

•The variable rent resets in the Boyd Master Lease, whose properties are leased by Boyd Gaming Corporation (NYSE: BYD) ("Boyd")) and the Amended Pinnacle Master Lease, whose properties are leased by Penn, reset for the two-year period ended April 30, 2020. As a result, reductions of $1.4 million and $5.0 million, respectively, will be incurred in annual variable rent on these respective leases through April 30, 2022. For the Meadows Lease, whose property is leased by Penn, variable rent reset occurred in October 2020 and resulted in a $2.1 million annual decline. As detailed later in this release, the Company's next variable rent reset on its portfolio of leases does not occur until May 2022.

Balance Sheet Update

•During the fourth quarter GLPI issued 9.2 million shares of common stock at $36.25 per share, resulting in net proceeds of approximately $320.6 million. The Company expects to allocate these proceeds to the upcoming Bally's transaction, working capital and general corporate purposes.

•The aggregate fourth quarter dividends paid on December 24, 2020, were comprised of $27.6 million in cash and $110.5 million in common stock (2,546,397 shares at $43.3758 per share).

Financial Highlights

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2020 Actual	2019 Actual	2020 Actual	2019 Actual
Total Revenue	$300.2	$289.0	$1,153.2	$1,153.5
Income From Operations	$241.5	$188.3	$809.3	$717.4
Net Income	$169.3	$114.3	$505.7	$390.9
FFO (1)	$184.1	$168.8	$684.4	$621.7
AFFO (2)	$193.4	$188.6	$757.4	$743.2
Adjusted EBITDA (3)	$264.6	$260.5	$1,035.5	$1,040.3

Net income, per diluted common share	$0.74	$0.53	$2.30	$1.81
FFO, per diluted common share	$0.81	$0.78	$3.11	$2.88
AFFO, per diluted common share	$0.85	$0.87	$3.45	$3.44

(1)  FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  AFFO is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, losses on debt extinguishment, and loan impairment charges, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, amortization of land rights, losses on debt extinguishment and loan impairment charges.

Dividend
On November 5, 2020, the Company's Board of Directors declared a fourth quarter dividend of $0.60 per share on the Company's common stock, consisting of a combination of cash and shares of the Company's common stock. The dividend was paid on December 24, 2020 to shareholders of record on November 16, 2020. Now that all non-cash rents have been realized by the Company, GLPI expects to return to an all cash dividend in 2021.

The Company expects the dividends to be taxable to shareholders, regardless of whether a particular shareholder received a dividend in the form of cash or shares. The Company reserves the right to pay future dividends in cash or the Company's common stock, and the composition of future dividends with respect to cash and stock will be made by the Board of Directors on a quarterly basis.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of December 31, 2020, GLPI's portfolio consisted of interests in 48 gaming and related facilities, including approximately 35 acres of real estate at Tropicana Las Vegas and the Company's wholly-owned and operated Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the "TRS Segment", the real property associated with 33 gaming and related facilities operated by Penn (excluding the Tropicana Las Vegas), the real property associated with 7 gaming and related facilities operated by Caesars, the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD), and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and contain approximately 24.3 million square feet of improvements.

Conference Call Details

The Company will hold a conference call on February 19, 2021 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13715360
The playback can be accessed through February 25, 2021.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Rental income	$268,325	$251,136	$1,031,036	$996,166
Interest income from real estate loans	—	7,316	19,130	28,916
Total income from real estate	268,325	258,452	1,050,166	1,025,082
Gaming, food, beverage and other	31,836	30,532	102,999	128,391
Total revenues	300,161	288,984	1,153,165	1,153,473

Operating expenses
Gaming, food, beverage and other	17,162	17,961	56,698	74,700
Land rights and ground lease expense	7,098	8,866	29,041	42,438
General and administrative	16,844	17,169	68,572	65,385
(Gains) losses from dispositions of properties	(41,390)	42	(41,393)	92
Depreciation (1)	58,940	56,690	230,973	240,435
Loan impairment charges	—	—	—	13,000
Total operating expenses	58,654	100,728	343,891	436,050
Income from operations	241,507	188,256	809,274	717,423

Other income (expenses)
Interest expense	(70,485)	(73,158)	(282,142)	(301,520)
Interest income	78	184	569	756
Losses on debt extinguishment	—	—	(18,113)	(21,014)
Total other expenses	(70,407)	(72,974)	(299,686)	(321,778)

Income before income taxes	171,100	115,282	509,588	395,645
Income tax provision	1,759	991	3,877	4,764
Net income	$169,341	$114,291	$505,711	$390,881

Earnings per common share:
Basic earnings per common share	$0.75	$0.53	$2.31	$1.82
Diluted earnings per common share	$0.74	$0.53	$2.30	$1.81

(1) Results for the year ended December 31, 2019 included the acceleration of $10.3 million of depreciation expense due to the closure of the Resorts Casino Tunica property.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended December 31,		Three Months Ended December 31,
	2020	2019	2020	2019
Real estate	$268,325	$258,452	$255,430	$253,762
TRS Segment	31,836	30,532	9,122	6,735
Total	$300,161	$288,984	$264,552	$260,497

	TOTAL REVENUES		ADJUSTED EBITDA
	Year Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Real estate	1,050,166	1,025,082	$1,009,708	$1,009,239
TRS Segment	102,999	128,391	$25,748	$31,019
Total	$1,153,165	$1,153,473	$1,035,456	$1,040,258

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense (1)
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Real estate general and administrative expenses	$11,292	$11,333	$48,019	$42,713
TRS Segment general and administrative expenses	5,552	5,836	20,553	22,672
Total reported general and administrative expenses	16,844	17,169	68,572	65,385

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended December 31, 2020	PENN Master Lease	PENN Amended Pinnacle Master Lease	CZR Master Lease	Lumiere Place Lease	BYD Master Lease	BYD Belterra Lease	PENN - Meadows Lease	Casino Queen Lease	PENN Morgantown Lease	Total
Building base rent	$69,851	$56,800	$15,554	$5,701	$18,911	$669	$3,953	$5,059	$—	$176,498
Land base rent	23,493	17,814	5,896	—	2,946	474	—	—	750	51,373
Percentage rent	20,904	6,695	—	—	2,461	454	2,261	3,164	—	35,939
Total cash rental income	$114,248	$81,309	$21,450	$5,701	$24,318	$1,597	$6,214	$8,223	$750	$263,810
Straight-line rent adjustments	$2,232	$(4,836)	$2,580	$—	$574	$(304)	$572	$—	$—	$818
Ground rent in revenue	532	1,421	1,312	—	401	—	—	—	—	3,666
Other rental revenue	—	—	—	—	—	—	31	—	—	31
Total rental income	$117,012	$77,894	$25,342	$5,701	$25,293	$1,293	$6,817	$8,223	$750	$268,325
Interest income from real estate loans	—	—	—	—	—	—	—	—	—	—
Total income from real estate	$117,012	$77,894	$25,342	$5,701	$25,293	$1,293	$6,817	$8,223	$750	$268,325

Year Ended December 31, 2020	PENN Master Lease	PENN Amended Pinnacle Master Lease	CZR Master Lease	Lumiere Place Lease and Loan	BYD Master Lease	BYD Belterra Lease and Loan	PENN - Meadows Lease	Casino Queen Lease	PENN Morgantown Lease	Total
Building base rent	$279,406	$227,201	$62,156	$5,828	$75,643	$1,783	$15,811	$9,101	$—	$676,929
Land base rent	93,969	71,256	15,916	—	11,785	1,263	—	—	750	194,939
Percentage rent	82,595	28,452	10,020	—	10,308	1,211	10,637	5,424	—	148,647
Total cash rental income (1)	$455,970	$326,909	$88,092	$5,828	$97,736	$4,257	$26,448	$14,525	$750	$1,020,515
Straight-line rent adjustments	$8,926	$(10,555)	$(2,980)	$—	$(1,448)	$(808)	$2,289	$—	$—	$(4,576)
Ground rent in revenue	2,317	5,770	5,299	—	1,519	—		—	—	14,905
Other rental revenue	—	—	—	—	—	—	192	—	—	192
Total rental income	$467,213	$322,124	$90,411	$5,828	$97,807	$3,449	$28,929	$14,525	$750	$1,031,036
Interest income from real estate loans	—	—	—	16,976	—	2,154	—	—	—	19,130
Total income from real estate	$467,213	$322,124	$90,411	$22,804	$97,807	$5,603	$28,929	$14,525	$750	$1,050,166

(1) Cash rental income for the PENN leases is inclusive of rent credits recognized in connection with the Tropicana Las Vegas and Morgantown transactions which closed in 2020.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$169,341	$114,291	$505,711	$390,881
(Gains) losses from dispositions of property	(41,390)	42	(41,393)	92
Real estate depreciation (1)	56,141	54,426	220,069	230,716
Funds from operations	$184,092	$168,759	$684,387	$621,689
Straight-line rent adjustments	(818)	8,644	4,576	34,574
Other depreciation (2)	2,799	2,264	10,904	9,719
Amortization of land rights	2,961	3,020	12,022	18,536
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,471	2,858	10,503	11,455
Stock based compensation	3,352	3,845	20,004	16,198
Losses on debt extinguishment	—	—	18,113	21,014
Loan impairment charges	—	—	—	13,000
Capital maintenance expenditures (3)	(1,501)	(761)	(3,130)	(3,017)
Adjusted funds from operations	$193,356	$188,629	$757,379	$743,168
Interest, net	70,407	72,974	281,573	300,764
Income tax expense	1,759	991	3,877	4,764
Capital maintenance expenditures (3)	1,501	761	3,130	3,017
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,471)	(2,858)	(10,503)	(11,455)
Adjusted EBITDA	$264,552	$260,497	$1,035,456	$1,040,258

Net income, per diluted common share	$0.74	$0.53	$2.30	$1.81
FFO, per diluted common share	$0.81	$0.78	$3.11	$2.88
AFFO, per diluted common share	$0.85	$0.87	$3.45	$3.44

Weighted average number of common shares outstanding
Diluted	227,842,874	215,962,065	219,772,725	215,786,023

(1) Real estate depreciation expense for the year ended December 30, 2019 included the acceleration of $10.3 million of depreciation expense due to the closure of the Resorts Casino Tunica property.

(2) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(3) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, AFFO to Adjusted EBITDA and
Adjusted EBITDA to Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$168,585	$112,763	$508,060	$382,184
(Gains) losses from dispositions of property	(41,402)	—	(41,402)	8
Real estate depreciation	56,141	54,426	220,069	230,716
Funds from operations	$183,324	$167,189	$686,727	$612,908
Straight-line rent adjustments	(818)	8,644	4,576	34,574
Other depreciation (1)	480	496	1,972	1,992
Amortization of land rights	2,961	3,020	12,022	18,536
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,471	2,858	10,503	11,455
Stock based compensation	3,352	3,845	20,004	16,198
Losses on debt extinguishment	—	—	18,113	21,014
Loan impairment charges	—	—	—	13,000
Capital maintenance expenditures (2)	(31)	(18)	(186)	(22)
Adjusted funds from operations	$191,739	$186,034	$753,731	$729,655
Interest, net (3)	65,949	70,372	265,597	290,360
Income tax expense	182	196	697	657
Capital maintenance expenditures (2)	31	18	186	22
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,471)	(2,858)	(10,503)	(11,455)
Adjusted EBITDA	$255,430	$253,762	$1,009,708	$1,009,239

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Adjusted EBITDA	$255,430	$253,762	$1,009,708	$1,009,239
Real estate general and administrative expenses	11,292	11,333	48,019	42,713
Stock based compensation	(3,352)	(3,845)	(20,004)	(16,198)
Cash net operating income (4)	$263,370	$261,250	$1,037,723	$1,035,754

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest, net is net of intercompany interest eliminations of $4.5 million and $16.0 million for the three months and year ended December 31, 2020 compared to $2.6 million and $10.4 million for the corresponding periods in the prior year.

(4)   Cash net operating income is rental and other property income, inclusive of rent credits recognized in connection with the Tropicana Las Vegas and Morgantown transactions that occurred in 2020 less cash property level expenses.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
TRS Segment
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$756	$1,528	$(2,349)	$8,697
Losses from dispositions of property	12	42	9	84
Funds from operations	$768	$1,570	$(2,340)	$8,781
Other depreciation (1)	2,319	1,768	8,932	7,727
Capital maintenance expenditures (2)	(1,470)	(743)	(2,944)	(2,995)
Adjusted funds from operations	$1,617	$2,595	$3,648	$13,513
Interest, net	4,458	2,602	15,976	10,404
Income tax expense	1,577	795	3,180	4,107
Capital maintenance expenditures (2)	1,470	743	2,944	2,995
Adjusted EBITDA	$9,122	$6,735	$25,748	$31,019

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2020	December 31, 2019

Assets
Real estate investments, net	$7,287,158	$7,100,555
Property and equipment, used in operations, net	80,618	94,080
Assets held for sale	61,448	—
Tropicana, Las Vegas Investment	304,831	—
Real estate loans	—	303,684
Right-of-use assets and land rights, net	769,197	838,734
Cash and cash equivalents	486,451	26,823
Prepaid expenses	2,098	4,228
Goodwill	—	16,067
Other intangible assets	—	9,577
Deferred tax assets	5,690	6,056
Other assets	36,877	34,494
Total assets	$9,034,368	$8,434,298

Liabilities
Accounts payable	$375	$1,006
Accrued expenses	398	6,239
Accrued interest	72,285	60,695
Accrued salaries and wages	5,849	13,821
Gaming, property, and other taxes	146	944
Lease liabilities	152,203	183,971
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,754,689	5,737,962
Deferred rental revenue	333,061	328,485
Deferred tax liabilities	359	279
Other liabilities	39,985	26,651
Total liabilities	6,359,350	6,360,053

Shareholders’ equity
	00
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at December 31, 2020 and December 31, 2019)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 232,452,220 and 214,694,165 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively)	2,325	2,147
Additional paid-in capital	4,284,789	3,959,383
Retained deficit	(1,612,096)	(1,887,285)
Total shareholders’ equity	2,675,018	2,074,245
Total liabilities and shareholders’ equity	$9,034,368	$8,434,298

Debt Capitalization

The Company had $486.5 million of unrestricted cash and $5.75 billion in total debt at December 31, 2020.  The Company’s debt structure as of December 31, 2020 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	2.4	—%	—
Unsecured Term Loan A-2 Due May 2023 (1)	2.4	1.65%	424,019
Senior Unsecured Notes Due November 2023	2.8	5.38%	500,000
Senior Unsecured Notes Due September 2024	3.7	3.35%	400,000
Senior Unsecured Notes Due June 2025	4.4	5.25%	850,000
Senior Unsecured Notes Due April 2026	5.3	5.38%	975,000
Senior Unsecured Notes Due June 2028	7.4	5.75%	500,000
Senior Unsecured Notes Due January 2029	8.0	5.30%	750,000
Senior Unsecured Notes Due January 2030	9.0	4.00%	700,000
Senior Unsecured Notes Due January 2031	10.0	4.00%	700,000
Finance lease liability	5.7	4.78%	860
Total long-term debt			5,799,879
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(45,190)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			5,754,689
Weighted average	6.2	4.63%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.
(2)  Total debt net of cash totaled $5.27 billion at December 31, 2020.

Rating Agency Update - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (19 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
CZR Master Lease (6 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	CZR
Tropicana Laughlin	Laughlin, NV	10/1/2018	CZR
Trop Casino Greenville	Greenville, MS	10/1/2018	CZR
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	CZR
Isle Casino Hotel Bettendorf	Bettendorf, IA	12/18/2020	CZR
Isle Casino Hotel Waterloo	Waterloo, IA	12/18/2020	CZR
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Single Asset Leases
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	10/15/2018	BYD
Lumière Place	St. Louis, MO	10/1/2018	CZR
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Hollywood Casino Morgantown	Morgantown, PA	10/1/2020	PENN
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
TRS Segment
Hollywood Casino Baton Rouge	Baton Rouge, LA	11/1/2013	GLPI
Hollywood Casino Perryville	Perryville, MD	11/1/2013	GLPI
Tropicana Las Vegas	Las Vegas, NV	4/16/2020	PENN

Lease Information

	PENN Master Lease	PENN Amended Pinnacle Master Lease	Caesars Amended and Restated Master Lease	BYD Master Lease	Belterra Park Lease operated by BYD	PENN-Meadows Lease	Lumière Place Lease operated by CZR	Casino Queen Lease	PENN - Morgantown Lease
Property Count	19	12	6	3	1	1	1	1	1
Number of States Represented	10	8	5	2	1	1	1	1	1
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018	10/15/2018	9/9/2016	9/29/2020	1/23/2014	10/1/2020
Lease Expiration Date	10/31/2033	4/30/2031	9/30/2038	04/30/2026	04/30/2026	9/30/2026	10/31/2033	1/23/2029	10/31/2040
Remaining Renewal Terms	15 (3x5 years)	20 (4x5 years)	20 (4x5 years)	25 (5x5 years)	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)	20 (4x5 years)	30 (6x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	No	Yes	Yes	No	Yes
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	No	No	No	No	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage (1)	1.1	1.2	1.2	1.4	1.4	1.2	1.2	1.4	N/A
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	N/A
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	N/A	2%	2%	5% (2)	2%	2%	1.5%
Coverage as of Tenants' latest Earnings Report (3)	1.39	1.29	1.01	1.49	1.68	0.98	N/A	0.69	N/A
Minimum Escalator Coverage Governor	1.8	1.8	N/A	1.8	1.8	2.0	1.2 (4)	1.8	N/A
Yearly Anniversary for Realization	November 2021	May 2021	N/A	May 2021	May 2021	October 2021	October 2021	February 2021	TBD
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	N/A	2 years	2 years	2 years	N/A	5 years	N/A
Next Reset	November 2023	May 2022	N/A	May 2022	May 2022	October 2022	N/A	February 2024	N/A

(1)    In support of our tenants, compliance with this ratio has been waived for all periods impacted by COVID-19.

(2)    Meadows yearly escalator is 5% until a breakpoint when it resets to 2%.

(3)    Information with respect to our tenants' rent coverage was provided by our tenants as of September 30, 2020. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(4)     For the first five lease years after which time the ratio increases to 1.8.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income, inclusive of rent credits recognized in connection with the Tropicana Las Vegas transaction, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, losses on debt extinguishment, and loan impairment charges reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, the amortization of land rights, losses on debt extinguishment and loan impairment charges. For financial reporting and debt covenant purposes, the Company includes the amounts of non-cash rents earned in FFO, AFFO, and Adjusted EBITDA. Finally, we have defined Cash NOI as Adjusted EBITDA for the REIT excluding real estate general and administrative expenses and including stock based compensation expense and (gains) or losses from sales of property.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our receipt of rent payments in future periods, the impact of future transactions and expected future dividend payments. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics such as COVID-19 on GLPI as a result of the impact of such pandemics on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; GLPI’s ability to successfully consummate the announced transactions with Bally's and Penn, including the ability of the parties to satisfy the various conditions to closing, including receipt of all required regulatory approvals, or other delays or impediments to completing the proposed transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.            Investor Relations
Matthew Demchyk, Chief Investment Officer        Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/378-8232                        212/835-8500
glpi@jcir.com